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                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements and in the related prospectuses of ARRIS Group, Inc. (successor registrant to ANTEC Corporation) listed below of our report dated February 13, 2004, except for Note 22, as to which the date is March 11, 2004, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003:

         Registration Statement No. 33-71384 on Form S-8 (Amended and Restated Employee Stock Incentive Plan)

         Registration Statement No. 3389704 on Form S-8 (ANTEC/Keptel Exchange Options)

         Registration Statement No. 333-11921 on Form S-8 (ESP Stock Plan)

         Registration Statement No. 333-61524 on Form S-4, as amended (Broadband Parent Corporation 38,200,000 shares of Common Stock)

         Registration Statement No. 333-67934 on Form S-8 (Broadband Parent Corporation 2001 Stock Incentive Plan)

         Registration Statement No. 333-67936 on Form S-8 (Broadband Parent Corporation Employee Stock Purchase Plan)

         Registration Statement No. 333-68018 on Form S-8 (ARRIS Group, Inc. Employee Savings Plan)

         Registration Statement No. 333-82404 on Form S-3, as amended (ARRIS Group, Inc. 5,250,000 shares of Common Stock)

         Registration Statement No. 333-85544 on Form S-8 (ANTEC Corporation 2000 Stock Incentive Plan; ANTEC Corporation 2000 Mid-Level Stock Option Plan; ANTEC Corporation 1997 Stock Incentive Plan; ANTEC Corporation Amended and Restated Employee Stock Incentive Plan
         (1993); ANTEC Corporation Directors Stock Option Plan (1993); TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan; and the TSX Corporation 1994 W.H. Lambert Stock Option Agreement)

         Registration Statement No. 333-88498 on Form S-3, as amended (ARRIS Group, Inc. 21,000,000 shares of Common Stock)

         Registration Statement No. 333-105416 on Form S-3, as amended ($125,000,000 4 1/2% Convertible Subordinated Notes and Common Stock)

         Registration Statement No. 333-105908 on Form S-8 (ARRIS Group, Inc. 2002 Stock Incentive Plan)

         Registration Statement No. 333-105909 on Form S-8 (ARRIS Group, Inc. Employee Stock Purchase Plan)

         Registration Statement No. 333-107325 on Form S-3, as amended (ARRIS Group, Inc. 14,000,000 shares of Common Stock)

         Registration Statement No. 333-113291 on Form S-3MEF (Additional shares for make-whole payments)



                                             /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 11, 2004